EXHIBIT 4.1

PVH CORP.

4.500% SENIOR NOTES DUE 2022

INDENTURE

Dated as of December 20, 2012

U.S. BANK NATIONAL ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.07
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03; 11.02; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	6.10
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.06
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.
*  This Cross Reference Table is not part of this Indenture.

TABLE OF CONTENTS

EXHIBITS

Exhibit A                      FORM OF SECURITY

INDENTURE, dated as of December 20, 2012, between PVH Corp., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance of $700,000,000 aggregate principal amount of its 4.500% Senior Notes due 2022 (the “Initial Securities” and, together with any Additional Securities (as defined herein), the “Securities”) to be issued as provided in this Indenture.

For and in consideration of the premises and purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“2023 Debentures” means the Company’s 7¾% Debentures due 2023 issued under an indenture dated as of November 1, 1993 between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“2023 Permitted Liens” means Liens securing the Obligations in respect of the 2023 Debentures.

“Additional Assets” means:

(1)	any business, assets, property or capital expenditures used or useful in a Related Business;

(2)
the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by (including by merger with or into or consolidation with) the Company or another Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means, subject to the Company’s compliance with Section 4.05, any additional 4.500% Senior Notes due 2022 issued from time to time after the Issue Date under the terms of this Indenture other than pursuant to 2.08, 2.09, 2.12, 3.06 or 9.05 of this Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Section 4.08 and 4.09 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable).

“Agent” means any Registrar or Paying Agent.

“Asset Disposition” means (i) an Asset Swap or (ii) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)
any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than of the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Securitization Subsidiary);

(B)
for purposes of Section 4.08 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.06 or a Permitted Investment and (y) a disposition of all or substantially all of the assets of the Company or any Subsidiary Guarantor in accordance with Article 5;

(C)	any disposition of assets with a fair market value of less than $10.0 million;

(D)
disposals of obsolete, damaged or worn out equipment or property or property that is no longer useful in the conduct of the Company’s or any Restricted Subsidiary’s business and that, in either case, is disposed of in the ordinary course of business;

(E)	any disposition of accounts receivable, licensing royalties and related assets to or of a Securitization Subsidiary pursuant to a Qualified Securitization Transaction;

(F)
the sale of any property in a Sale/Leaseback Transaction within 12 months of the acquisition of such property in an amount at least equal to the cost of such property and for consideration that is at least 75% in the form of cash or cash equivalents;

(G)	the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(H)	any disposition of cash or Temporary Cash Investments in the ordinary course of business;

(I)	any lease, assignment, or sublease in the ordinary course of business which does not materially interfere with the business of the Company and its Restricted Subsidiaries taken as a whole;

(J)
any grant of any license of patents, trademarks, know-how or any other intellectual property in the ordinary course of business which does not materially interfere with the business of the Company and its Restricted Subsidiaries taken as a whole (for the avoidance of doubt, other than perpetual licenses of any material intellectual property); and

(K)
the sale or discounting, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business (x) which are overdue, or (y) which the Company or any Restricted Subsidiary, as applicable, may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables).

“Asset Swap” means any exchange of property or assets of the Company or any Restricted Subsidiary (including shares of Capital Stock of a Restricted Subsidiary) for property or assets of another Person (including shares of Capital Stock of a Person whose primary business is a Related Business) that are intended to be used by the Company or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)
the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Company (or any duly authorized committee thereof).

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.  Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Company authorized to take such action by a Board Resolution.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum without duplication of (x) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis and (y) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis, in each case as of the most recently ended fiscal quarter of the Company, preceding the date on which Indebtedness is Incurred under Section 4.05(b)(1)(B) (calculated on a pro forma basis to reflect all transactions consummated since the end of the most recently ended fiscal quarter of the Company and on or prior to such date of determination).

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease Obligation” means an Obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, the amount of Indebtedness represented by which shall be the capitalized amount of such Obligation determined in accordance with GAAP and the Stated Maturity of which shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Agreement” means any agreement or arrangement to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearinghouse transfer services) or other cash management services.

“Change of Control” means any of the following events:

(1)
the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person (the “specified person”) held by any other Person (the “parent entity”), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity);

(2)	the date the Continuing Directors cease for any reason to constitute a majority of the board of directors of the Company then in office; or

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company.

“China JV” means TH Asia Limited, a Hong Kong company limited by shares.

“China JV Obligations” means all obligations of the Company and any of its Restricted Subsidiaries owed to the China JV.

“CK Amount” for any period means the Design Services Purchase Payments (as defined in the CK Purchase Agreement) paid or payable by the Company or any of its Subsidiaries to Mr. Calvin Klein or the Klein Heirs (as defined in the CK Purchase Agreement) for such period pursuant to the CK Purchase Agreement.

“CK Purchase Agreement” means the Stock Purchase Agreement, dated as of December 17, 2002, among the Company, Calvin Klein, Inc., Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l., CK Service, Calvin Klein, Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

“CK Service” means CK Service Corporation, a Delaware corporation.

“CKI” means Calvin Klein, Inc., a New York corporation.

“CKI Agreement and Assignment” means that certain Agreement and Assignment, dated February 12, 2003, among the Company, CKI, Mr. Klein and certain other parties signatory thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

“CKI Agreements” means the CK Purchase Agreement, the CKI Pledge and Security Agreement, the CKI Pledgor Guarantees, the CKI Agreement and Assignment and any other agreement related thereto.

“CKI Companies” means CKI and CK Service and any of their Subsidiaries.

“CKI Obligations” means all obligations of the Company, the CKI Companies and any Subsidiary of any CKI Company under or with respect to the CKI Agreements.

“CKI Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of May 6, 2010, among the Company, the CKI Companies, Mr. Klein and the collateral agent party thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

“CKI Pledgor Guarantees” means the Pledgor Guarantees (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time) into which each of the CKI Companies has entered, and certain Subsidiaries of the CKI Companies may enter from time to time after the date hereof, pursuant to which each CKI Company and, if any, the Subsidiaries of the CKI Companies party thereto have guaranteed the payment in full of the Company’s obligations under the CKI Stock Purchase Agreement.

“CKI Trust” means that certain trust established pursuant to the Delaware Business Trust Act, as amended, and the CKI Trust Agreement.

“CKI Trust Agreement” means that certain Trust Agreement, dated as of March 14, 1994, between CKI and Wilmington Trust Company, relating to the CKI Trust, and the other agreements related thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity or raw materials futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials pricing.

“Company” has the meaning assigned to it in the preamble of this Indenture, until a successor replaces it and, thereafter, means the Successor Company, in accordance with Section 5.01.

“Company Order” means a written order signed in the name of the Company by an Officer and delivered to the Trustee or, with respect to Sections 2.04, 2.08, 2.09, 2.12 and 9.05, any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.

“Consolidated Coverage Ratio”  means, as of any date of determination, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)
if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)
if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)
if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)
if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including any acquisition of assets (including Capital Stock) occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness in connection therewith) as if such Investment or acquisition occurred on the first day of such period; and

(5)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, in the event that the Company or any of its Restricted Subsidiaries issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Coverage Ratio is made (the “Calculation Date”), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such issuance, repurchase or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

 “Consolidated Interest Expense” means, for any period, the consolidated interest expense (to the extent that such expense was deducted in computing Consolidated Net Income) of the Company and its consolidated Restricted Subsidiaries, minus interest income for such period, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries and deducted in computing Consolidated Net Income, without duplication in each case for such period:

(1)	interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

(2)	amortization of debt discount and debt issuance cost;

(3)	capitalized interest;

(4)	non-cash interest expense;

(5)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)	net payments pursuant to Interest Rate Agreements;

(7)
except for payments in respect of the ITOCHU Obligations, dividends declared and paid or payable in cash or Disqualified Stock in respect of (A) all Disqualified Stock of the Company and (B) all Preferred Stock of Restricted Subsidiaries, in each case held by Persons other than the Company or a Wholly Owned Subsidiary;

(8)	interest Incurred in connection with Investments in discontinued operations;

(9)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

(10)
the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries, less the CK Amount and less the ITOCHU Amount; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income (or loss) of any Person that is an Unrestricted Subsidiary, except that:

(A)
subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)
subject to the exclusion contained in clause (4) below and without duplication, the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Restricted Subsidiary to such Person during such period;

(2)	any net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)
solely for the purpose of determining the amount available for Restricted Payments under Section 4.06(a)(3)(A) hereof, any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, which restrictions actually prohibited the payment of dividends or making of distributions by such Restricted Subsidiary on the last day of such period, directly or indirectly, to the Company, except that:

(A)
subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)
subject to the exclusion contained in clause (4) below and without duplication the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Restricted Subsidiary to such Person during such period;

(4)
any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)
extraordinary, unusual or nonrecurring gains or losses or expenses or charges, including, without limitation (in each case, for the avoidance of doubt, to the extent extraordinary, unusual or non-recurring), (a) restructuring charges, (b) any fees, expenses or charges relating to plant shutdowns and discontinued operations, (c) acquisition integration costs and (d) any expenses or charges relating to any Equity Offering, Permitted Investment, acquisition or Incurrence or retirement of Indebtedness (in each case under this clause (d) whether or not successful);

(6)
any (a) severance, other employee termination benefits or relocation costs, expenses or charges, (b) one time non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees, (c) the costs and expenses after the Issue Date relating to the employment of terminated employees, (d) lease termination costs and (e) fees, expenses, charges or change in control payments made under the Transaction Documents or otherwise realized in connection with, resulting from, related to or in anticipation of the Transactions;

(7)
restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility consolidations, retention, headcount reductions, systems establishment costs, contract termination costs and excess pension charges);

(8)
the cumulative effect of a change in accounting principles (including, for the avoidance of doubt, the non-cash income (or loss) related to one-time and ongoing mark-to-market gains (or losses) with respect to the pension or postretirement plans of the Company or any of its Restricted Subsidiaries resulting from a change in accounting principle prior to or after the Issue Date); and

(9)
if during any period, the Company or any of its Subsidiaries repays the ITOCHU Amount in whole, then for such period, the excess of the amount of such amounts repaid over the regularly scheduled payment of the ITOCHU Amount for such period.

Notwithstanding the foregoing, for the purposes of Section 4.06 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.06(a)(3)(D) hereof.

“Continuing Directors” means individuals who on the Issue Date constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved).

“Corporate Trust Office of the Trustee” shall be at US Bank Corporate Trust Services, 100 Wall Street, 16th Floor, New York, NY 10005, Facsimile: (212) 514-6841, Attention: Jack Ellerin.

“Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011, among the Company, certain Subsidiaries of the Company, various lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents party thereto, as the same has been and may hereafter be amended, extended, renewed, restated, replaced, restructured, supplemented or otherwise modified (in whole or in part, and without limitation as to amount of Indebtedness which may be Incurred thereunder, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Credit Facility” or “Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities or indentures, in each case with banks, institutional or other lenders, institutional investors or a trustee providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or similar obligations, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Crown” means the government of Canada, any provincial or territorial government therein and any of their political subdivisions.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, DTC and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

(1)
the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described under Section 4.08 and Article 10; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“DTC” means The Depository Trust Company or any of its successors.

“EBITDA” for any period means Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)	all income tax expense of the Company and its consolidated Restricted Subsidiaries;

(2)	Consolidated Interest Expense;

(3)
depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating expense that was paid in cash in a prior period);

(4)
all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (including, without limitation, any non-cash charge related to writing up inventory in connection with the Transactions, but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

(5)
the amount of any deduction in Consolidated Net Income for such period from a write-off of goodwill attributable to the payment of the CK Amount or ITOCHU Amount; provided that such amount shall in no event be greater than the CK Amount or ITOCHU Amount deducted in calculating Consolidated Net Income.

In addition, for purposes of making the calculation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that the Company or any of its Restricted Subsidiaries has made, including through mergers or consolidations and including any related financing transactions, during the relevant period or subsequent to such period and on or prior to the date of such calculation (each, for purposes of this definition, a “pro forma event”), shall be given pro forma effect as if they had occurred on the first day of the relevant period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, or consolidation had occurred at the beginning of the applicable four-quarter period.  Notwithstanding the foregoing, the provision for taxes based on the income or profits, and the depreciation and amortization and other noncash charges, of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (which other Restricted Subsidiary could also have made such dividend or other distribution).

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers’ Certificate, to reflect cost savings and other operating improvements or synergies reasonably expected to be realized within 12 months from the applicable pro forma event.

“Equity Offering” means a primary public or private offering of Capital Stock (excluding Disqualified Stock) of the Company.

 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Notes” means the Company’s  7.375% Senior Notes due 2020 issued under an indenture dated May 6, 2010 between the Company and U.S. Bank National Association, as trustee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary not incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1)	the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2)
the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” or “Global Securities” means any Security or Securities, as the case may be, in the form established pursuant to Section 2.02 hereof evidencing all or a part of the Securities issued to the Depositary or its nominee and registered in the name of such Depositary or nominee.

“Guarantee” means any Obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any Obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s Obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the Obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement entered into for non-speculative purposes.

 “Holder” means, with respect to the Securities, the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)
the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)
all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale Obligations of such Person and all Obligations of such Person under any title retention agreement (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(4)	all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(5)
the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, other than a Subsidiary Guarantor;

(6)
all Obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)
all Obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such Obligation is assumed by such Person), the amount of such Obligation being deemed to be the lesser of the value of such property or assets and the amount of the Obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent Obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Securities” has the meaning assigned to it in the preamble of this Indenture.

“Interest Payment Date” means June 15 and December 15, commencing on June 15, 2013.

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar financial agreement or arrangement, including, without limitation, any such arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating or fixed rate of interest on the same notional amount.

“Investment” means, with respect to any Person, all investments by such Person in other Persons in the form of advances, loans (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contributions to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchases or acquisitions of Capital Stock, Indebtedness or other similar instruments issued by such other Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.06:

(1)
“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade” means (1) with respect to S&P, any of the ratings categories from and including AAA to and including BBB- and (2) with respect to Moody’s, any of the ratings categories from and including Aaa to and including Baa3.

“Issue Date” means December 20, 2012.

“ITOCHU Amount” means payments to be made in accordance with the terms of a ITOCHU Stockholders’ Agreement.

“ITOCHU Guarantee” means the Guarantee, dated as of January 12, 2012, by the Company, in favor of ITOCHU Corporation, as beneficiary (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

“ITOCHU Obligations” means all obligations of the Company or any Subsidiary of the Company under or with respect to the ITOCHU Guarantee, the ITOCHU Stockholders’ Agreement and the preferred shares of Tommy Hilfiger Japan Corporation.

“ITOCHU Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of December 27, 2007, among ITOCHU Corporation, Tommy Hilfiger Group B.V., Tommy Hilfiger Japan Corporation and certain other parties signatory thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Originator Recourse” means a reimbursement obligation of the Company in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that the Board of Directors determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be Incurred by the Company pursuant to Section 4.05 and that any Lien securing such reimbursement obligation is permitted pursuant to Section 4.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds of the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)
all legal, accounting, financial advisory, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds of such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)
the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; provided, however, that any reduction in such reserve after consummation of the Asset Disposition will be deemed a new Asset Disposition with Net Available Cash equal to the amount of such reduction; and

(5)
in the case of any such Asset Disposition occurring in a jurisdiction other than the United States, the amount of all taxes paid (or reasonably estimated to be payable) by the Company and its Restricted Subsidiaries that are directly attributable to the distribution of such cash proceeds from such jurisdiction or to the repatriation of such cash proceeds into the United States, but only to the extent that the Company and its Restricted Subsidiaries have used commercially reasonable efforts to reduce or eliminate such taxes.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, (A) the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof and (B) solely for purposes of Section 4.06(a)(3)(B), the fair market value (as of the date of the transaction and as determined in good faith by the Board of Directors) of the Capital Stock (other than Disqualified Stock) of a Person (whose primary business is a Related Business) that thereupon becomes a Restricted Subsidiary (other than a Securitization Subsidiary), which Capital Stock constitutes the proceeds received by the Company from an issuance or sale of its Capital Stock, net of the fees and taxes described in clause (A) above.

“New Credit Agreement” means that certain credit agreement to be entered into among the Company, certain Subsidiaries of the Company, various lenders, Barclays Bank PLC, as administrative agent and collateral agent, and certain other agents party thereto, in connection with the closing of the Warnaco Acquisition (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person and in each case not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation; provided that Permitted Acquisition Indebtedness shall include Indebtedness Incurred to finance such acquisition, merger or consolidation if immediately after consummation of such acquisition, merger or consolidation such Indebtedness is Indebtedness of the Company or a Subsidiary Guarantor.

“Permitted Guarantees” means any guarantee by a Restricted Subsidiary (1) outstanding on the Issue Date, (2) of Indebtedness of the Company Incurred under Section 4.05(b)(1) or (3) of Indebtedness of the Company Incurred under a Credit Facility that is Incurred in compliance with Section 4.05 and secured in compliance with Section 4.10.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)
(a) the Company, (b) a Restricted Subsidiary (other than a Securitization Subsidiary) and (c) a Person that will, upon the making of such Investment, become a Restricted Subsidiary (other than a Securitization Subsidiary);

(2)
another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Temporary Cash Investments;

(4)
receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)
loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary but in any event not to exceed $25.0 million in the aggregate outstanding at any one time;

(7)
stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.08;

(9)	Hedging Obligations and Treasury Transactions entered into in compliance with Section 4.05;

(10)
any Person to the extent such Investment is in existence on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that such Investment, as extended, modified or renewed, will not, in the good faith judgment of the Board of Directors adversely affect the Company’s ability to make principal or interest payments on the Securities;

(11)	a Securitization Subsidiary in connection with a Qualified Securitization Transaction which Investments are customary for such transaction;

(12)	any Investment in connection with a transaction permitted under Section 4.09(b)(11);

(13)	Guarantees issued in accordance with Section 4.05 and Section 4.12;

(14)	any Investment made pursuant to the CKI Trust Agreement;

(15)
advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or the applicable Restricted Subsidiary thereof in the ordinary course of business; and

(16)
other Investments, at any one time outstanding, in any Person having a fair market value (measured on the date each such Investment was made), when taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding, not exceeding (A) the greater of (i) $375.0 million and (ii) 3.5% of Total Assets, calculated as of the date any such Investment is made, plus (B) 100% of the aggregate cash dividends and distributions received by the Company or any Restricted Subsidiary from such Investments.

“Permitted Lien” means:

(1)
Liens existing on the Issue Date and replacements, renewals or extensions of such Liens; provided that any such Lien shall not apply to additional property other than (A) after-acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the Issue Date, and (B) proceeds and products thereof and such Lien shall secure only those obligations it secures on the Issue Date and extensions, renewals and replacements thereof that, to the extent constituting Indebtedness, qualify as Refinancing Indebtedness thereof;

(2)	Liens securing Hedging Obligations so long as such Hedging Obligations are not incurred in violation of this Indenture;

(3)	Liens securing the CKI Obligations or the ITOCHU Obligations;

(4)
Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, the cost of the acquisition or construction that is the subject of the Purchase Money Indebtedness and (B) such Lien is limited in the manner described in the definition of Purchase Money Indebtedness;

(5)
Liens securing Capital Lease Obligations; provided, however, that such Lien does not extend to any property other than property subject to the underlying lease, after-acquired property that is required to be pledged pursuant to such underlying lease on customary terms and proceeds and products thereof;

(6)
Liens granted by the Company or any Restricted Subsidiary in favor of landlords contained in leases and subleases of real property or in inventory or fixtures located on such leased real property; provided, however, that such Liens are in the ordinary course of business, are on terms customary for leases of such type and do not materially impair the use of the liened property in the operation of the business of the Company or the Restricted Subsidiary;

(7)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(8)
Liens imposed by law, including, carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)
Liens for taxes, assessments and governmental charges (A) not yet due and payable or (B) not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)	Liens securing Indebtedness Incurred under Section 4.05(b)(1) and any Refinancing Indebtedness with respect thereto;

(11)
Liens securing Indebtedness owed by (A) a Restricted Subsidiary to the Company or to any other Restricted Subsidiary (other than a Securitization Subsidiary) and (B) the Company to a Subsidiary Guarantor;

(12)
Liens on the property of any Restricted Subsidiary existing at the time such Person becomes a Subsidiary and not Incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries (other than (A) the property encumbered at the time such Person becomes a Subsidiary, (B) after-acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Subsidiary and (C) proceeds and products thereof) and do not secure Indebtedness with a principal amount in excess of the principal amount of Permitted Acquisition Indebtedness secured by such Liens outstanding at such time;

(13)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not Incurred as a result of (or in connection with or in anticipation of) such merger or consolidation and do not extend to any assets other than those of the Person merged with or into or consolidated with the Company or such Subsidiary;

(14)
Liens on property of assets existing at the time such assets were acquired in connection with the purchase of all or substantially all of the assets of a Related Business by the Company or any Subsidiary of the Company; provided that such Liens were not Incurred as a result of (or in connection with or in anticipation of) such acquisition and do not extend to any assets other than those acquired by the Company or such Subsidiary;

(15)	Liens securing the Securities;

(16)	Liens securing Attributable Debt Incurred pursuant to any Permitted Sale/Leaseback;

(17)
Liens securing Refinancing Indebtedness Incurred to Refinance Indebtedness that was previously so secured; provided that any such Lien is limited to (A) all or part of the same property that secures the Indebtedness being Refinanced, (B) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being Refinanced as in effect on the date the Refinancing Indebtedness is Incurred and (C) proceeds and products thereof;

(18)
Liens (excluding in all cases Liens securing Limited Originator Recourse obligations) on (A) accounts receivable and related assets transferred to, or on accounts receivable and related assets of, a Securitization Subsidiary in connection with a Qualified Securitization Transaction and (B) licensing royalties and related assets transferred to, or on licensing royalties and related assets of, a Securitization Subsidiary in connection with a Qualified Securitization Transaction;

(19)	Liens securing Indebtedness Incurred by a Foreign Restricted Subsidiary under Section 4.05(b)(14);

(20)
Liens securing Indebtedness Incurred under any Credit Facility, so long as the Senior Secured Leverage Ratio of the Company is less than or equal to 3.5 to 1.0 (for the avoidance of doubt, all Secured Debt outstanding at the time of the calculation of the Senior Secured Leverage Ratio shall be included in such calculation);

(21)	Liens in connection with attachments or judgments (including judgment or appeal bonds that do not result in an Event of Default under Section 6.01(h));

(22)
Liens Incurred or deposits made by the Company or any Restricted Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of Obligations for the payment of borrowed money);

(23)
minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of the Company or the applicable Restricted Subsidiary thereof or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(24)
Liens arising from financing statement filings under the Uniform Commercial Code or equivalent statute of another jurisdiction regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25)
any reservations, limitations, exceptions, provisos and conditions, if any, expressed in any original grants from the Crown, including, without limitation, the reservation of any mines and minerals in the Crown or any other Person;

(26)
Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Company and its Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms and arising as a result or omission by the Company or its Subsidiaries, including, for the avoidance of doubt, verlängerte Eigentumsvorbehalte and erweiterte Eigentumsvorbehalte;

(27)
Liens arising by virtue of any statutory, contractual or common law provision relating to banker’s liens, rights of set-off or similar rights (A) relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness and (B) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(28)
any Lien created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect;

(29)	Liens securing obligations pursuant to Cash Management Agreements and Treasury Transactions;

(30)	the 2023 Permitted Liens;

(31)	Liens, if any, consisting of leases, assignments, subleases or grants of licenses of the type described in clauses (I) and (J) of the definition of “Asset Disposition”;

(32)
Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in the ordinary course of business and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof;

(33)	Liens in respect of Indebtedness Incurred pursuant to paragraph 4.05(b)(28); and

(34)
Liens (exclusive of any Lien of any type otherwise permitted under clauses (1) through (33) above) securing Indebtedness for borrowed money of the Company or any Subsidiary Guarantor in an aggregate principal amount which does not at the time such Indebtedness is incurred exceed the amount of Indebtedness permitted to be incurred under Section 4.05(b)(29).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means any real property or other tangible assets or group of tangible assets having a fair market value in excess of $15.0 million, in each case, owned by the Company or any of its Restricted Subsidiaries.  Principal Property shall not include properties or assets consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles.

“Prospectus” means the final Prospectus Supplement filed with the SEC dated December  6, 2012 relating to the Initial Securities.

“Purchase Money Indebtedness” means any Indebtedness of a Person to any seller or other Person Incurred to finance the acquisition or construction of any property or assets and which is Incurred substantially concurrently therewith, is secured only by the assets so financed, any after-acquired assets that are directly related to such assets so financed and are required to be pledged pursuant to the agreements relating to such Indebtedness and the proceeds and products thereof and the principal amount of which does not exceed the cost of the assets acquired or constructed.

“Qualified Securitization Transaction” means any accounts receivable or licensing royalty financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable or licensing royalties and related assets from the Company or any Restricted Subsidiary and enters into a third-party financing thereof on customary market terms that the Board of Directors has concluded are fair to the Company and its Restricted Subsidiaries.

“Rating Agency” means each of S&P or Moody’s or if S&P or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Redemption Date”, when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)
such Refinancing Indebtedness has a Stated Maturity that is not earlier than the earlier of (A) the Stated Maturity of the Indebtedness being Refinanced and (B) 91 days following the Stated Maturity of the Securities;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)
unless otherwise permitted to be Incurred pursuant to Section 4.05, such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4)
to the extent such Refinancing Indebtedness refinances Indebtedness that is subordinated to the Securities or the Subsidiary Guaranty of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is subordinated in right of payment to the Securities or such Subsidiary Guaranty, as applicable, on terms at least as favorable to Holders of the Securities as those contained in the documents governing the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary other than a Subsidiary Guarantor that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Regular Record Date” means June 1 and December 1, as applicable.

“Related Business” means any business in which the Company or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Company or any Restricted Subsidiary in which the Company or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Services department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or any other officer of the Trustee with direct responsibility for the administration of this Indenture customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Payment” with respect to any Person means:

(1)
the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary, (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) and (D) any dividend equivalent paid in respect of restricted stock units issued by the Company pursuant to the 2006 Stock Incentive Plan, as it may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time, or any successor plan thereto);

(2)
the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations (a) purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition and (b) owed by the Company to any Restricted Subsidiary and owed by any Restricted Subsidiaries to the Company or any Restricted Subsidiary); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt” means, with respect to any specified Person as of any date of calculation, (1) the aggregate principal amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis calculated in accordance with GAAP that is then secured by a Lien on property or assets of such Person and its Restricted Subsidiaries (including, without limitation, Capital Stock of another Person owned by such Person but excluding property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) minus (2) Unrestricted Cash of such Person and its Restricted Subsidiaries;  provided, however, that the CKI Obligations and ITOCHU Obligations shall not constitute Secured Debt.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities” has the meaning assigned to it in the preamble to this Indenture.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Company

(1)	that is designated a “Securitization Subsidiary” by the Board of Directors;

(2)	that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(A)	is Guaranteed by the Company or any Restricted Subsidiary other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

(B)	is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

(C)
subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse; and

(4)	with respect to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results.

“Senior Indebtedness” means, with respect to any Person, as of any date of calculation:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)
all other Obligations of such Person (including interest accruing on or after the filing of any petition in any bankruptcy, insolvency, reorganization or other similar proceeding relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to any Subsidiary;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(5)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture; or

(6)	any Capital Stock.

“Senior Secured Leverage Ratio” means, for any Person as of any date of calculation (the “Transaction Date”), the ratio of (1) Secured Debt of such Person as of the Transaction Date to (2) EBITDA of such Person for the most recently ended period of four fiscal quarters ending prior to the Transaction Date for which internal financial statements are available, in each case with such pro forma adjustments to the amount of consolidated “Secured Debt” and “EBITDA” as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “EBITDA” and “Consolidated Coverage Ratio”; provided that solely for the purpose of the calculation of Senior Secured Leverage Ratio and Section 4.10, the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Secured Debt as being Incurred at such time, in which case any subsequent Incurrence of Secured Debt under such commitment will not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company issued and outstanding as of the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1–02 under Regulation S–X promulgated by the SEC.

“Special Record Date” for the payment of any Defaulted Interest on the Securities means a date fixed by the Trustee pursuant to Section 2.14 hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in accounts receivable or licensing royalty securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or redemption of such security upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

Notwithstanding anything contained herein or otherwise, CKI Trust shall not be a Subsidiary of the Company.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that delivers a Guaranty Agreement pursuant to Section 4.12.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s Obligations with respect to the Securities.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States or Canada or any agency thereof or obligations guaranteed by the United States or Canada or any agency thereof;

(2)
investments in securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed by any state, commonwealth, province or territory of the United States or Canada, as the case may be, or any political subdivision of any such state, commonwealth, province or territory, or any taxing authority or public instrumentality of any thereof, and rated at least “A-1” by S&P or at least “P-1” by Moody’s (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) or the equivalent rating from any other internationally recognized rating agency;

(3)
investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits maturing within one year of the date of acquisition thereof and overnight deposits, in each case, issued by any lender under a Credit Facility or a bank or trust company, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated at least “A” by S&P or at least “A2” by Moody’s (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) or the equivalent rating from any other internationally recognized rating agency;

(4)
investments in shares of any money market mutual fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (1), (2), (3), (4) and (7) of this definition;

(5)
investments in marketable short-term money market or similar securities having a rating of at least “P-2” from Moody’s or at least “A-2” from S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligation, an equivalent rating from another nationally recognized rating service) or the equivalent rating from any other internationally recognized rating agency and maturing within one year after the date of acquisition thereof;

(6)
investments in commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within one year from the date of acquisition thereof and Indebtedness and preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of one year or less from the date of acquisition thereof;

(7)	repurchase obligations for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any bank meeting the qualifications specified in clause (3) above; and

(8)	investment in investment funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above;

provided that in the case of any Investment by a Foreign Restricted Subsidiary, “Temporary Cash Investments” shall also include: (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within one year after the date of acquisition thereof, (y) investments of the type and maturity described in clauses (1) through (4) above of Foreign Restricted Subsidiaries, which Investments have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (z) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

 “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Company as of such date (which calculation shall give pro forma effect to any acquisition or Asset Disposition by the Company or any of its Restricted Subsidiaries, in each case involving the payment or receipt by the Company or any of its Restricted Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $100.0 million that has occurred since the date of such consolidated balance sheet, as if such acquisition or Asset Disposition had occurred on the last day of the fiscal period covered by such balance sheet).

“Transaction Documents” means the Warnaco Merger Agreement, the New Credit Agreement and the documents related thereto, this Indenture and the documents related thereto, the documents related to the consent solicitation for the Company’s 7.375% Senior Notes due 2020 that expired on November 9, 2012, and the documents related to the other Transactions.

“Transactions” means the Warnaco Acquisition, the offering of the Securities on the Issue Date, the consent solicitation for the Company’s 7.375% Senior Notes due 2020 that expired on November 9, 2012, the entry into the New Credit Agreement, the Refinancing of the Credit Agreement with the proceeds of the New Credit Agreement, and the Refinancing of certain Indebtedness of The Warnaco Group, Inc. and its Subsidiaries.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Cash” means, with respect to any Person, as of any date of determination, cash or Temporary Cash Investments of such Person and its Restricted Subsidiaries that would not appear as “restricted”, in accordance with GAAP, on a consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of an Unrestricted Subsidiary; and

(2)	any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a resolution of the Board of Directors;

provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

(A)	such designation is in compliance with Section 4.06;

(B)	such Subsidiary does not own any Capital Stock or Indebtedness of, or hold any Lien on any property of, the Company or any Restricted Subsidiary;

(C)	no Default or Event of Default has occurred and is continuing or results therefrom;

(D)
such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(E)
such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(F)	such Subsidiary has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiaries; and

(G)	neither the Company nor any Restricted Subsidiary will at any time

(i)	provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), or

(ii)	be directly or indirectly liable for any Indebtedness of such Subsidiary,

except in the case of clause (i) or (ii) above to the extent

(i)	that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or Incur such Indebtedness pursuant to Section 4.05(a); and

(ii)	the provision of such guarantee and the Incurrence of such Indebtedness otherwise would be permitted under Section 4.06.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.05(a) and (B) no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Warnaco Acquisition” means the acquisition by the Company of The Warnaco Group, Inc. pursuant to the Warnaco Merger Agreement.

“Warnaco Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 29, 2012, by and among The Warnaco Group, Inc., the Company and Wand Acquisition Corp. (as amended, supplemented or otherwise modified from time to time in accordance with its terms).

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02 Other Definitions.

Defined in
Term	Section

“Affiliate Transaction”	4.09
“Acquisition Deadline”	3.06
“Asset Sale Offer”	4.08(b)
“Change of Control Offer”	10(b)
“Covenant Defeasance”	8.01(b)
“Defaulted Interest”	2.14
“Defeasance Trust”	8.02(a)
“End Date”	3.06
“Event of Default”	6.01
“Excess Proceeds”	4.08(b)
“Legal Defeasance”	8.01(b)
“Offer Period”	4.08(d)
“Paying Agent”	2.05
“Permitted Sale/Leaseback”	4.11
“Registrar”	2.05
“Reversion Date”	4.13
“special mandatory date”	3.06
“special mandatory price”	3.06
“special mandatory redemption”	3.06
“Successor Company”	5.01(1)
“Suspended Covenants”	4.13
“Suspended Guarantees”	4.13
“Suspension Date”	4.13
“Suspension Period”	4.13

Section 1.03 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security Holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Subsidiary Guarantees, if any, means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Securities and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.

THE SECURITIES

Section 2.01 Form Generally

The Securities shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.

The certificated Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner; provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

Section 2.02 Securities in Global Form

Securities issued as a Global Security shall represent such of the outstanding Securities as specified therein and may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof.

Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.  Permanent Global Securities will be issued in certificated form.

The provisions of the last sentence of Section 2.04 hereof shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 11.04 or 11.05 hereof and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.04 hereof.

Notwithstanding the provisions of Sections 2.02 and 2.14 hereof, payment of principal of and any interest on any Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and holder of any Global Security for all purposes under this Indenture.

Section 2.03 Amount of Securities.

On the Issue Date, the Trustee shall authenticate and deliver $700,000,000 of 4.500% Senior Notes due December 15, 2022 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in a Company Order.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.18 after the Issue Date, shall certify that such issuance is in compliance with Section 4.05. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Section 4.05 hereof.  The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage.  The Securities shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

  All Securities shall be substantially identical except as to the date from which interest shall accrue and except as may otherwise be provided in any indenture supplemental hereto.

If any of the terms of the Securities are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities.

The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.04 Execution, Authentication, Delivery and Dating

Two Officers shall sign the Securities for the Company by manual or facsimile signature.  If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, and subject to delivery of an Officers’ Certificate, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate and signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee

By:     _________________________
          Authorized Signatory

Each Security shall be dated the date of its authentication.

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement (which need not comply with Section 11.04 or 11.05 hereof and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.05 Registrar and Paying Agent.

The Company shall maintain, with respect to the Securities, an office or agency where such Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”) in the Borough of Manhattan, The City of New York.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

Section 2.06 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on or interest on such Securities, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.07 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities and the Company shall otherwise comply with TIA § 312(a).

Section 2.08 Registration, Registration of Transfer and Exchange.

Upon surrender for registration of transfer of any Securities at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12, 3.06 or 9.05 hereof, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the fourth paragraph) of this Section 2.08, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary. Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book-entry.

Each Global Security is exchangeable for Securities in certificated form only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and the Company fails within 90 days thereafter to appoint a successor Depositary, (ii) the Company in its sole discretion determines that such Global Security shall be exchangeable or (iii) there shall have occurred and be continuing a Default with respect to the Securities represented by such Global Security.  In any such event the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities, will authenticate and deliver, Securities in certificated form in exchange for such Global Security.  In any such instance, an owner of a beneficial interest in either Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name.  Securities so issued in certificated form will be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof, and will be issued in registered form only, without coupons.

Upon the exchange of a Global Security for Securities in certificated form, such Global Security shall be cancelled by the Trustee.  All cancelled Global Securities held by the Trustee shall be destroyed by the Trustee and a certificate of their destruction delivered to the Company.  Securities in certificated form issued in exchange for a Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.  The Trustee shall deliver such Securities as instructed in writing by the Depositary.

At the option of the Holders of certificated Securities, certificated Securities may be exchanged for other certificated Securities of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the certificated Securities to be exchanged at such office or agency.  Whenever any certificated Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the certificated Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning 15 Business Days before any selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.09 Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including, with limitation, attorneys’ fees and disbursements in replacing such Security).  In the event any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.  Subject to the foregoing, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, (including, without limitation, determinations pursuant to Articles 6 and 9 hereof), only Securities outstanding at the time of such determination shall be considered in any such determination.

If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11 When Securities Disregarded.

For purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action under this Indenture, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 2.12 Temporary Securities.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture as permanent Securities.

Section 2.13 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Securities shall be delivered to the Company.  The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Payment of Interest.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

If the Company defaults in a payment of interest on the Securities which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Securities.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Securities and the date of the proposed payment.  The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest.  At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.15 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (and subject to Sections 2.08 and 2.14 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary’s records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests.

Section 2.16 Computation of Interest.

Interest on the Initial Securities will accrue from December 20, 2012.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.17 CUSIP Numbers.

The Company, in issuing the Securities, may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.18 Issuance of Additional Securities.

           The Company shall be entitled, subject to its compliance with Section 4.05, to issue Additional Securities under this Indenture, which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, the date from which interest will accrue thereon and the issue price.  The Initial Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)           the issue price, the issue date and the CUSIP numbers of such Additional Securities.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Right to Redeem; Notices to Trustee.

Except as set forth in Paragraph 5 of the Securities set forth in Exhibit A and this Article 3, the Company will not be entitled to redeem the Securities at its option prior to their Stated Maturity.

If the Company elects to redeem Securities, it shall furnish to the Trustee, at least 30 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a Redemption Date, written notice of such redemption accompanied with an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the Redemption Price.  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee.  Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Except as set forth in Section 3.06 below, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Securities and may at any time and from time to time acquire Securities by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.02 Selection of Securities to Be Redeemed.

If the Company is redeeming less than all of the Securities at any time, the Trustee will select Securities on a pro rata basis (or, in the case of notes issued in global form under Section 2.02 based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.  No Securities of a principal amount of $2,000 or less shall be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.  Securities and portions of Securities selected will be in amounts of $2,000 or any integral multiple of $1,000 in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03 Notice of Redemption to Holders.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder whose Securities are to be redeemed at its registered address. Any redemption may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed..

The notice shall identify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price and the amounts of accrued and unpaid interest to the Redemption Date;

(c) if less than all the outstanding Securities are to be redeemed, the identification (and in the case of partial redemption, the principal amount) of the particular Security to be redeemed;

(d) that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion, if any, of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;

(e) the name and address of the Paying Agent;

(f) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest;

(g) that, unless the Company defaults in making such redemption payment, interest, if any, on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

The Company may provide in any redemption notice that payment of the Redemption Price and accrued and unpaid interest, if any, and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.  In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

Notwithstanding the foregoing, a redemption notice may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Securities or satisfaction and discharge of this Indenture.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in such notice.  A notice of redemption may be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest, to, but not including, the Redemption Date; provided, however, that if the Redemption Date is after a Regular Record Date and on or prior to next succeeding Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on such Regular Record Date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05 Deposit of Redemption Price.

Prior to 12:00 noon (Eastern Standard Time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Restricted Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to, but not including the Redemption Date, on all Securities or portions thereof to be redeemed on such date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption.  If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date.  If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

Section 3.06 Special Mandatory Redemption.

If (1) the consummation of the Warnaco Acquisition does not occur on or before August 20, 2013 (the “End Date”) or (2) the Company notifies the Trustee in writing of its abandonment or termination of the Warnaco Merger Agreement or its determination that the consummation of the Warnaco Acquisition will not occur on or before the End Date (the earlier of the date of delivery of such notice and the End Date, the “Acquisition Deadline”), the Company shall redeem all and not less than all of the Securities then outstanding (the “special mandatory redemption”) by a date no later than 10 days after the Acquisition Deadline (the “special mandatory redemption date”) at a Redemption Price equal to 100% of the aggregate principal amount of the Securities, plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date (the “special mandatory redemption price”).

The Company shall promptly, and in any event not more than three Business Days after the Acquisition Deadline, deliver notice of the special mandatory redemption to the Trustee, who shall then promptly deliver such notice to each holder of Securities at its registered address. If funds sufficient to pay the special mandatory redemption price of the Securities to be redeemed on the special mandatory redemption date are deposited with the Trustee or a paying agent on or before such special mandatory redemption date, then on and after such special mandatory redemption date, the Securities shall cease to bear interest and this Indenture shall be discharged and cease to be of further effect as to all outstanding Securities.

Section 3.07 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the expense of the Company) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Securities.

The Company shall pay or cause to be paid the principal of, premium, if any, on and interest on the Securities on the dates and in the manner provided in the Securities.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee, an affiliate of the Trustee or Registrar) where the Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company also may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for the Securities for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, the Corporate Trust Office for the Trustee shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefore; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05 hereof.

Section 4.03 SEC Reports.

(a) So long as the Securities are outstanding the Company will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Securities are outstanding the Company will file with the SEC, to the extent permitted, and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

(b) In addition, the Company will make such information available to the Holders of the Securities upon reasonable request.

(c) Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Securities if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Section 4.04 Compliance Certificate.

The Company shall deliver to the Trustee, (a) within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether the signers know of any Default that occurred during the previous fiscal year and (b) within 30 days after the occurrence thereof, written notice of any event which would constitute a Default hereunder, its status and what action the Company is taking or proposes to take in respect thereof.

Section 4.05 Limitation on Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any future Subsidiary Guarantor will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto (including, for the avoidance of doubt, the application of the proceeds therefrom) on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1)
Indebtedness Incurred by the Company and the Restricted Subsidiaries (including Restricted Subsidiaries that become Subsidiaries after the Issue Date) pursuant to one or more Credit Facilities, including, but not limited to, the Credit Agreement; provided, however, that, after giving effect to any such Incurrence (including, for the avoidance of doubt, the application of the proceeds therefrom), the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $2.70 billion and (B) the Borrowing Base, calculated as of the date of such Incurrence;

(2)
Indebtedness of the Company owed to a Restricted Subsidiary (other than a Securitization Subsidiary) or of a Restricted Subsidiary (other than a Securitization Subsidiary) owed to the Company or a Restricted Subsidiary (other than a Securitization Subsidiary); provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary (other than a Securitization Subsidiary)) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

(3)	the Securities (other than any Additional Securities);

(4)
(A) the Existing Notes and any other Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (10) of this Section 4.05(b)) and (B) Indebtedness on account of the 2023 Debentures;

(5)
Permitted Acquisition Indebtedness; provided that the Company would be permitted to Incur an additional $1.00 of Indebtedness under paragraph (a) above or the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries, calculated after giving effect to such Incurrence and on a pro forma basis, would be greater than or equal to the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(6)
Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1)(B), (3), (4), (5), (11), (13), (21) (with respect to the ITOCHU Obligations only) or (29) or this clause (6), in each case, of this Section 4.05(b); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5) of this Section 4.05(b), such Refinancing Indebtedness may be Incurred only by such Subsidiary;

(7)	Hedging Obligations;

(8)	Obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9)
Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence, (B) under any customary cash pooling or Cash Management Agreement with a bank or other financial institution in the ordinary course of business or (C) pursuant to any Treasury Transaction in the ordinary course of business;

(10)
Indebtedness of the Company consisting of (A) guarantees of payments of accounts payable of third-party manufacturing facilities up to an aggregate amount not to exceed $15.0 million at any one time outstanding and (B) Obligations for the payment of letters of credit in commitment amounts not to exceed $10.0 million in the aggregate at any one time outstanding, excluding commitment amounts for any letters of credit issued pursuant to the Credit Facilities;

(11)
(A) Purchase Money Indebtedness and Capital Lease Obligations Incurred by the Company or a Restricted Subsidiary to acquire or construct property in the ordinary course of business and which do not in the aggregate exceed the greater of (i) $175.0 million and (ii) 1.5% of Total Assets, calculated as of the date of such Incurrence, (B) Indebtedness in respect of Capital Lease Obligations arising from any Permitted Sale/Leasebacks and (C) Indebtedness consisting of Capital Lease Obligations in respect of property, plant and equipment of any Restricted Subsidiary organized in Japan;

(12)
(A) the Subsidiary Guaranty of a Subsidiary Guarantor and (B) any guarantee by the Company or any of its Restricted Subsidiaries, in the ordinary course of business, of obligations of suppliers, customers, franchisees and licensees of the Company or any of its Restricted Subsidiaries;

(13)
(a) any Permitted Guarantee by a Restricted Subsidiary described in clause (3) of the definition of “Permitted Guarantees” or any Indebtedness Incurred by a Restricted Subsidiary as a co-borrower of Indebtedness of the Company described in clause (3) of the definition of “Permitted Guarantees” and (b) any Guarantee by the Company or any Restricted Subsidiary in respect of Indebtedness Incurred by the Company or any Restricted Subsidiary otherwise permitted to be Incurred pursuant to this Section 4.05 to the extent such Person would have itself been able to originally Incur such Indebtedness;

(14)
Indebtedness of a Foreign Restricted Subsidiary or a CKI Company and Indebtedness Incurred on behalf of or representing Guarantees of Indebtedness of joint ventures in an aggregate principal amount which, when taken together with all Indebtedness Incurred by all other Foreign Restricted Subsidiaries and CKI Companies and all other Indebtedness Incurred on behalf of or representing Guarantees of Indebtedness of joint ventures pursuant to this clause (14) and then outstanding, does not exceed the greater of (A) $225.0 million and (B) 2.0% of Total Assets, calculated as of the date of such Incurrence;

(15)	Indebtedness Incurred by a Securitization Subsidiary in a Qualified Securitization Transaction;

(16)
Indebtedness Incurred from the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Preferred Stock (including Disqualified Stock) in the form of additional shares of the same class of Preferred Stock (including Disqualified Stock);

(17)
Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, deferred purchase price or other compensation or similar obligations, in each case, Incurred or assumed in connection with the making of any Permitted Investment or the acquisition or disposition of a Restricted Subsidiary or any business or assets of the Company and its Restricted Subsidiaries, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such Restricted Subsidiary or business or assets for the purposes of financing such acquisition; provided, however, that the maximum liability in respect of all such Indebtedness Incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the fair market value (as determined in good faith by the Board of Directors) of such noncash proceeds being measured at the time received and without giving any effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(18)
Indebtedness supported by a letter of credit, bank guarantee or similar instrument, in a principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument;

(19)	Attributable Debt on account of all Permitted Sale/Leasebacks;

(20)	the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(21)	Indebtedness, if any, in respect of the CKI Obligations and the ITOCHU Obligations;

(22)
unsecured Indebtedness in respect of obligations of the Company or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the Incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligation or Treasury Transaction;

(23)	Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries Incurred in the ordinary course of business;

(24)
reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Company in respect of letters of credit issued by the Company for its own account or for the account of any of its Restricted Subsidiaries;

(25)
guarantees by the Company of Indebtedness of any of its Restricted Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be Incurred under clause (14) of this Section 4.05, to the extent such guarantees are permitted under Section 4.06;

(26)	Indebtedness arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) between Restricted Subsidiaries incorporated in the Netherlands;

(27)
Indebtedness pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code);

(28)
Indebtedness arising under any domination and/or profit transfer agreement (Beherrschungs-und/oder Gewinnabführungsvertrag) with a Restricted Subsidiary incorporated in Germany which is in force at the date hereof; and

(29)
Indebtedness of the Company and any future Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (28) above or Section 4.05(a)) does not exceed the greater of (A) $440.0 million and (B) 4.0% of Total Assets, calculated as of the date of such Incurrence.

(c) For purposes of determining compliance with this covenant:

(1)	any Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as having been Incurred on the Issue Date under clause (1) of paragraph (b) above;

(2)
in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and from time to time may reclassify and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

(3)	the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

Notwithstanding any other provision of this Section 4.05, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.05 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.  The amount of any particular Indebtedness Incurred in a foreign currency will be calculated based on the relevant exchange rate for such currency vis-à-vis the U.S. dollar in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-denominated equivalent), in the case of revolving credit or delayed draw term debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount (or if Incurred with original issue discount, the aggregate issue price) of such refinancing Indebtedness does not exceed the principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) of such Indebtedness being refinanced.

Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.05.

Section 4.06 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.05(a); or

(3)
the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (excluding Restricted Payments made pursuant to any of the clauses of the next succeeding paragraph other than clauses (3) or (4) of the Section 4.06 (b)) would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income (excluding any dividends or distributions increasing the amount available for Investments under clause (16) of the definition of “Permitted Investment” pursuant to subclause (B) thereof) accrued during the period (treated as one accounting period) from the beginning of the Company’s fiscal quarter commencing February 1, 2010 to the end of the most recent fiscal quarter for which financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), including, for the avoidance of doubt, (i) 50% of the Consolidated Net Income of Tommy Hilfiger B.V. for the period commencing February 1, 2010 and ending May 5, 2010 and (ii) 50% of the Consolidated Net Income of The Warnaco Group, Inc. for the period commencing on the first day of the fiscal quarter in which the closing of the Warnaco Acquisition occurs and ending on the date of the closing of the Warnaco Acquisition; plus

(B) 100% of the aggregate Net Cash Proceeds and the fair market value of other assets received by the Company from the issuance or sale of its Capital Stock, including Capital Stock issued in a business combination transaction or pursuant to a stock option or similar plan established by the Company (other than Disqualified Stock) subsequent to May 6, 2010 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its stockholders subsequent to May 6, 2010; plus

(C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to May 6, 2010 of any Indebtedness of the Company or its Restricted Subsidiaries into Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company in respect of such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness; plus

(D) an amount equal to the sum of (x) the reduction, net of costs, in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(E) $75.0 million.

(b) The preceding provisions will not prohibit:

(1)
any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its stockholders; provided, however, that the Net Cash Proceeds of such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor (A) made by exchange for, or out of the proceeds of (i) the substantially concurrent sale of, Indebtedness or Disqualified Stock, in each case, which is permitted to be Incurred pursuant to Section 4.05 or (ii) the issuance, sale or exchange, within six months prior thereto, of Capital Stock (other than Disqualified Stock); provided that to the extent used as provided in this clause (b)(2)(A), the Net Cash Proceeds of such issuance, sale or exchange shall not increase the amount described under clause (3)(B) of paragraph (a) above; or (B) deemed to occur as a result of the conversion of all or a portion of such Subordinated Obligations into Capital Stock (other than Disqualified Stock) of the Company;

(3)
dividends paid or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividends or giving of notice of the redemption if at such date of declaration or notice, such dividend or redemption would have complied with this Section 4.06;

(4)
the payment of dividends by the Company on (A) its common stock in an annual amount of up to $0.20 per outstanding share of common stock and (B) its Series A Preferred Stock in an annual amount of up to $0.20 per share of common stock that would be issuable upon conversion of any outstanding share of Series A Preferred Stock (subject, in each case, to adjustment for any stock split or similar occurrence);

(5)
repurchases by the Company of Capital Stock deemed to occur upon the exercise of options, warrants, restricted stock units or similar rights if such Capital Stock represents all or a portion of the exercise price thereof or is deemed to occur in connection with the satisfaction of any withholding tax obligation Incurred relating to the vesting or exercise of such options, warrants, restricted stock units or similar rights;

(6)
the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company or any Subsidiary of the Company in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock pursuant to this clause (6) shall not exceed $15.0 million in any calendar year(with unused amounts in any period being carried over to succeeding periods); provided, further, that such amount in any calendar year may be increased by an amount not to exceed;

(A)           the cash proceeds from the sale of Capital Stock of the Company (other than Disqualified Stock) and, to the extent contributed to the Company as common equity capital, the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of any of the Company’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) have not otherwise been applied to the making of Restricted Payments pursuant to clause (3) of Section 4.06(a) or clause (1) of this Section 4.06(b); plus

(B)           the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date;

in addition, cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Capital Stock of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.06 or any other provisions of this Indenture;

(7)
declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with Section 4.05 to the extent such dividends are included in the calculation of Consolidated Interest Expense;

(8)
payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company; provided that, as a result of such consolidation, merger or transfer of assets, the Company has made or will make a Change of Control Offer pursuant to Article 10 (if required) and any Securities tendered in connection therewith have been or will be repurchased;

(9)
so long as no Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control and within 60 days after the completion of the related Change of Control Offer (if required), any purchase or redemption of Indebtedness of the Company that is contractually subordinated to the Securities required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided that, prior to or simultaneously with such purchase or redemption, the Company has made the Change of Control Offer pursuant to Article 10 and has completed or will complete the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer;

(10)	any payment of the ITOCHU Obligations; and

(11)
so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (11), not to exceed the greater of (A) $115.0 million and (B) 1.0% of Total Assets, calculated as of the date on which any Restricted Payment pursuant to this clause (11) is made.

For the avoidance of doubt, the amount of any Restricted Payment (other than cash) will be the fair market value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

For purposes of determining compliance with this Section 4.06, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company may order and classify, and from time to time may reclassify, such Restricted Payment if that classification would have been permitted at the time such Restricted Payment was made and at the time of the reclassification.

Section 4.07 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1)	with respect to clauses (a), (b) and (c),

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement);

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.07 or this clause (C); provided, however, that such encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders of the Securities than encumbrances and restrictions contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary pending the closing of such sale or disposition and so long as the consummation of such transaction would not result in a Default or Event of Default;

(E) any encumbrance or restriction existing under or by reason of applicable law or any applicable rule, regulation or order;

(F) any encumbrance or restriction contained in the terms of any Indebtedness or agreements relating to Liens, in each case, permitted to be Incurred under this Indenture; provided that the Board of Directors determines that any such encumbrance or restriction will not materially adversely affect the Company’s ability to make principal or interest payments on the Securities;

(G) any encumbrance or restriction with respect to Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with and, in the good faith determination of the Board of Directors, necessary to effectuate, a Qualified Securitization Transaction; provided, however, that such encumbrance or restriction applies only to such Securitization Subsidiary;

(H) any encumbrance or restriction contained in any of the CKI Agreements, ITOCHU Stockholders’ Agreement or any agreement related to the China JV Obligations; provided that with respect to any such encumbrance or restriction created after the Issue Date, the Board of Directors determines that any encumbrance or restriction will not materially adversely affect the Company’s ability to make principal or interest payments on the Securities;

(I) with respect to any Restricted Subsidiary organized under the laws of Japan, any encumbrance or restriction imposed pursuant to an agreement restricting (i) the creation or assumption of any Lien upon any such Subsidiary’s inventory and receivables or (ii) the transfer of assets of any such Subsidiary, in each case in the ordinary course of business;

(J) any encumbrances or restrictions with respect to cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(K) any encumbrance or restriction imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in this clause (1) or clause (2) below; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings will not, in the good faith judgment of the Board of Directors, materially adversely affect the Company’s ability to make principal or interest payments on the Securities;

(2)	with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements; and

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

Section 4.08 Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)           the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2)           in the case of an Asset Disposition other than an Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3)           an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be), at its option:

(A) to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) to acquire or invest in Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C) as set forth in clause (b) of this Section 4.08 to the extent required thereby;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, however, that the Company or such Restricted Subsidiary will be deemed to have complied with clause (B) above if it has entered into a binding agreement with respect to the application of such Net Available Cash; provided that such binding agreement shall be treated as a permitted application of the Net Available Cash from the date thereof until the earlier of (x) the date on which such acquisition or investment is consummated and (y) 365 days.

Pending application of Net Available Cash pursuant to this Section 4.08, such Net Available Cash may, at the Company’s option, be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of this Section 4.08, the following are deemed to be cash or cash equivalents:

(1)           the assumption of Indebtedness of the Company or any Restricted Subsidiary by another Person (other than by the Company or any Subsidiary of the Company) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

(2)           securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee to the extent converted within 180 days by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments.

(b) Any Net Available Cash from any Asset Disposition that is not applied as provided in Section 4.08(a)(3) (including the proviso thereto) within the time period provided therein (it being understood that any portion of such Net Available Cash used to purchase Securities, as described in clause (a)(3)(A) of this Section 4.08, shall be deemed to have been applied as provided in clause (a)(3)(A) this Section 4.08) shall be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of the Securities (and, at the option of the Company, to holders of any other Senior Indebtedness of the Company) to purchase the maximum principal amount of Securities (and such other Senior Indebtedness), in minimum denominations of $2,000 principal amount and in integral multiples of $1,000 in excess thereof, out of the Excess Proceeds at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. the Company shall not be required to make an Asset Sale Offer to purchase Securities (and other Senior Indebtedness of the Company) pursuant to this covenant if the Excess Proceeds available therefor is less than $75.0 million (which amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Excess Proceeds from any subsequent Asset Disposition).  To the extent that the aggregate amount of Securities (and such other Senior Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Securities (and such other Senior Indebtedness) surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in this Indenture. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

(d) The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date such Excess Proceeds exceed $75.0 million by mailing the notice required by Section 4.08(f) to the Trustee.  Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.08(a)(3).  On such date, the Company shall also deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Restricted Subsidiaries is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Temporary Cash Investments, as directed in writing by the Company, and to be held for payment in accordance with the provisions of this Section 4.08.  Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company.  The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder (or each tendering holder of other Senior Indebtedness, if applicable) in the amount of the purchase price.  In the event that the Excess Proceeds delivered by the Company to the Trustee are greater than the purchase price of the Securities (and other Senior Indebtedness, if applicable) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice of an Asset Sale Offer at least one Business Day prior to the purchase date.  If at the end of the Offer Period more Securities (and other Senior Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Securities for purchase shall be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $2,000 or less shall be purchased in part.  Selection of such other Senior Indebtedness shall be made pursuant to the terms of such other Senior Indebtedness.

(f) At the Company’s request, the Trustee shall give such notice of an Asset Sale Offer in the Company’s name and at its expense.  Notices of an Asset Sale Offer shall be mailed or sent electronically, at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address.  If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.

Section 4.09 Limitation on Affiliate Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)           the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)           if such Affiliate Transaction involves an amount in excess of the greater of (A) $60.0 million and (B) 0.50% of Total Assets, calculated as of the date of such Affiliate Transaction, a majority of the disinterested members of the board of directors of the Company with respect to such Affiliate Transaction (or a duly authorized committee of the board of directors of the Company consisting solely of directors disinterested with respect to such Affiliate Transaction) have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the board of directors of the Company (or such duly authorized committee); and

(3)           if such Affiliate Transaction involves an amount in excess of the greater of (A) $85.0 million and (B) 0.75% of Total Assets, calculated as of the date of such Affiliate Transaction, the terms of the Affiliate Transaction are set forth in writing and a majority of the disinterested members of the board of directors of the Company with respect to such Affiliate Transaction (or a duly authorized committee of the board of directors of the Company consisting solely of directors disinterested with respect to such Affiliate Transaction) have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the board of directors of the Company (or such duly authorized committee); and the board of directors of the Company shall have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1)           any Permitted Investment;

(2)           any Restricted Payment permitted to be made pursuant to Section 4.06;

(3)           any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

(4)           loans or advances to employees in the ordinary course of business in accordance with past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $25.0 million, in the aggregate outstanding at any one time;

(5)           the payment of fees and compensation to, and the provision of employee benefit arrangements, any health, disability or similar insurance plan which covers employees and indemnity for the benefit of, directors, officers and employees of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;

(6)           any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries (other than Securitization Subsidiaries);

(7)           any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(8)           the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to any Person;

(9)           any agreement or arrangement in effect on the Issue Date and any amendment or replacement thereof and, in each case, the transactions pursuant thereto; provided, however, that any such amendment or replacement is not less favorable in any material respect to the Company or any of its Restricted Subsidiaries than that in effect on the Issue Date;

(10)           sales or other dispositions of accounts receivable or licensing royalties and related assets to a Securitization Subsidiary in a Qualified Securitization Transaction which are customarily transferred in such a transaction;

(11)           any transactions between the Company or any Restricted Subsidiary and China JV or any of its Affiliates;

(12)           any transactions between the Company or any Restricted Subsidiary and (A) Apax Partners L.P. (i) in the ordinary course of business or (ii) in respect of China JV or (B) any funds or portfolio companies of Apax Partners L.P. in the ordinary course of business which satisfy clause (a)(1) of this Section 4.09;

(13)           any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto;

(14)           any satisfaction or discharge of the ITOCHU Obligations;

(15)           any transactions between the Company or any Restricted Subsidiary and ITOCHU Corporation or any joint venture of the Company or any Restricted Subsidiary, in each case in the ordinary course of business;

(16)           transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Company or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event);

(17)           any transactions between the Company or any Restricted Subsidiary and the CKI Trust pursuant to the CKI Trust Agreement; and

(18)           any transactions between the Company or any Restricted Subsidiary and Pepe Jeans SL (or any successor or replacement sales and collection agent and franchisee in Spain and Portugal) in the ordinary course of business.

Section 4.10 Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien (other than a Permitted Lien) on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Securities then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all Indebtedness for borrowed money thereby secured for so long as any such Indebtedness for borrowed money shall be so secured.  Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.11 Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction other than (a) a Sale/Leaseback Transaction in respect of which the Attributable Debt does not, when taken together with the Attributable Debt as of such date with respect to all other Sale/Leaseback Transactions entered into pursuant to this clause (a), exceed the greater of (i) $90.0 million and (ii) 1.0% of Total Assets, calculated as of the date on which such Sale/Leaseback Transaction is consummated (each such Sale/Leaseback Transaction entered into pursuant to this clause (a), a “Permitted Sale/Leaseback”); and (b) any other Sale/Leaseback Transaction so long as (1) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.05 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10, (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property and (3) the Company applies the proceeds of such transaction in compliance with Section 4.08.

Section 4.12 Future Subsidiary Guarantors.

The Company will not permit any Restricted Subsidiary, directly or indirectly, (i) to Guarantee any Indebtedness of the Company (other than Permitted Guarantees and Guarantees in respect of the 2023 Debentures) or (ii) to Incur any Indebtedness (other than Permitted Guarantees) under Section 4.05(a) or Section 4.05(b)(29) unless such Restricted Subsidiary promptly executes and delivers a Guaranty Agreement providing for the unconditional and irrevocable Guarantee of the Securities by such Restricted Subsidiary, jointly and severally with all other Subsidiary Guarantors.  If the Indebtedness to be Guaranteed is subordinated to the Securities, the Guarantee of such Indebtedness will be subordinated to the Subsidiary Guaranty to the same extent as the Indebtedness to be Guaranteed is subordinated to the Securities.

Notwithstanding the foregoing, any such Subsidiary Guaranty by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged:

(1)	upon the release or discharge of (x) such Guarantee of such other Indebtedness or (y) such Indebtedness Incurred pursuant to Section 4.05(a) or Section 4.05(b)(29);

(2)
upon any sale, disposition, exchange or other transfer (including through merger, consolidation or otherwise), other than to the Company or a Subsidiary of the Company, of all of the Company’s capital stock in, or all or substantially all of the assets of, such Restricted Subsidiary, which sale, disposition, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(3)	upon the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”;

(4)
upon the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option, or if the Company’s obligations under this Indenture and the Securities are discharged, in each case as described in Article 8 and in accordance with the terms of this Indenture; and

(5)	upon the occurrence of a Suspension Date (subject to the provisions of Section 4.13).

Section 4.13 Covenant Suspension.

Following the first day (the “Suspension Date”) that both (1) the Securities are rated Investment Grade by Moody’s and S&P and (2) no Default or Event of Default shall have occurred and be continuing, (a) the Company and its Restricted Subsidiaries will not be subject to the covenants described in Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12 and 5.01(3) (together, the “Suspended Covenants”); provided that, during the Suspension Period (as defined below), the Company and its Restricted Subsidiaries will be subject to Section 4.14 and (b) the Subsidiary Guarantees of the Subsidiary Guarantors shall be automatically and unconditionally released and discharged, subject to the provisions of the immediately following paragraph (such Subsidiary Guarantees together, the “Suspended Guarantees”).

As a result of the foregoing, the Securities will be entitled to substantially reduced covenant protection during any Suspension Period (as defined below).  In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants and the Suspended Guarantees for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade rating or downgrades the rating assigned to the Securities below an Investment Grade rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events, and each Suspended Guarantee (other than, for the avoidance of doubt, any Suspended Guarantee with respect to which any of the events described in clauses (1) through (4) of Section 4.12 shall have occurred during the Suspension Period) will be automatically reinstated.  The period of time between the Suspension Date and the Reversion Date is the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will occur or be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period or the continued existence of circumstances or obligations that occurred without complying with the Suspended Covenants during the Suspension Period.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.05(a) or one of the clauses set forth in Section 4.05(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date).  To the extent such Indebtedness would not be so permitted to be Incurred pursuant Section 4.05(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.05(b)(4). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.06 will be made as though such covenant had been in effect since the Issue Date and during the Suspension Period.  For purposes of Section 4.07, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (a), (b) or (c) of the first paragraph of Section 4.07 created, otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.07(1)(A) . For purposes of Section 4.08, on the Reversion Date, the unutilized Net Available Cash amount will be reset to zero.  For purposes of Section 4.09, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(9). For purposes of Section 4.10, on the Reversion Date, any Lien created during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as a “Permitted Lien” under clause (1) of the definition thereof.

Section 4.14 Limitation on Secured Indebtedness.

During any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary without making effective provisions whereby the Company or such Restricted Subsidiary, as the case may be, will secure the Securities equally and ratably with (or, if the Indebtedness to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by all such Liens (excluding any Permitted Lien) would not exceed 3.50% of Total Assets, calculated as of the date of such Incurrence.

Section 4.15 Stay and Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power therein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company will not consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1)
the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(2)
immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)
immediately after giving pro forma effect to such transaction, (x) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.05(a) or (y) the Successor Company would have a Consolidated Coverage Ratio that is greater than or equal to the Consolidated Coverage Ratio of the Company immediately prior to such transaction; and

(4)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or other disposition and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (3) and (4) will not be applicable to the Company merging, consolidating or amalgamating with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this Section 5.01, the conveyance, transfer, lease or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the conveyance, transfer, lease or other disposition, as applicable, of all or substantially all of the assets of the Company.

Section 5.02  Successor Corporation Substituted.

The Successor Company, if not the Company, will be the successor to the Company and shall succeed to and be substituted for the Company, and may exercise every right and power of the Company under this Indenture, and the Company, except in the case of a lease, shall be released from all obligations under the Securities and this Indenture, including, without limitation, the Obligation to pay the principal of and interest on the Securities.

Section 5.03 Successor Subsidiary Guarantor.

Except as permitted under Section 4.08, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)
the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2)
immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an Obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)
the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or other disposition and such Guaranty Agreement, if any, complies with this Indenture.

Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, consolidate or amalgamate with an Affiliate thereof solely for the purpose and with the sole effect of reincorporating such Subsidiary Guarantor in another jurisdiction (which jurisdiction shall, in the case of a Subsidiary Guarantor that is not a Foreign Restricted Subsidiary, be a jurisdiction in the United States, any State thereof or the District of Columbia); provided that such Affiliate must become a Subsidiary Guarantor in accordance with the terms of this Indenture and (2) a Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to, another Subsidiary Guarantor or the Company.

The successor Subsidiary Guarantor will be the successor to the Subsidiary Guarantor and shall succeed to and be substituted for such Subsidiary Guarantor, and may exercise every right and power of such Subsidiary Guarantor under this Indenture, and such Subsidiary Guarantor, except in the case of a lease, shall be released from all obligations under this Indenture and the Securities.

Notwithstanding anything to the contrary provided herein, this Article 5 shall not apply to a conveyance, transfer, lease or other disposition of assets between or among the Company and any Subsidiary Guarantor.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

a. a default in the payment of interest on the Securities when due, continued for 30 days;

b. a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

c. the failure by the Company to comply for 30 days after notice with its obligations under Article 5;

d. the failure by the Company to comply for 45 days after notice with any of its obligations under Article 10 (other than a failure to purchase Securities) or Section 4.08 (other than a failure to purchase Securities);

e. the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in this Indenture;

f. Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of such Indebtedness unpaid or accelerated exceeds $75.0 million;

g. (A) the Company, any Subsidiary Guarantor or any Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its assets or (iv) makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case, (ii) appoints a custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary, or (iii) orders the liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

h. a final, non-appealable judgment or order is rendered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, which requires the payment in money by the Company, a Subsidiary Guarantor or any Significant Subsidiary either individually or in the aggregate, of an amount (to the extent not covered by insurance) in excess of $75.0 million and such judgment or order remains unsatisfied, undischarged, unvacated, unbonded and unstayed for 60 days; or

i. a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty or this Indenture) or a Subsidiary Guarantor denies or disaffirms its Obligations under its Subsidiary Guaranty.

However, a default under clauses (c), (d) and (e) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (c), (d) and (e) after receipt of such notice.

Section 6.02 Acceleration.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (g) of Section 6.01 hereof occurs and is continuing, the principal of and interest on all the Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities.  The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may on behalf of all of the Holders of Securities rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, on or interest on the Securities (including in connection with an offer to repurchase) (provided, however, that pursuant to Section 6.02 of this Indenture the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Securities are given the right to  direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders of such Securities or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of any Security may pursue a remedy with respect to this Indenture or the Securities unless:

(a) the Holder of a Security has previously given the Trustee notice that an Event of Default is continuing;

(b) the Holders of at least 25% in principal amount of the outstanding Securities have requested in writing the Trustee to pursue the remedy;

(c) the Holders of Securities have offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and

(e) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of any Security may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right to receive payment of principal of, premium, if any, on and interest on such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any on, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.  Other than with respect to an Event of Default in the payment when due of interest or an Event of Default in the payment when due of principal of or premium, the Trustee shall not be deemed to have knowledge of Events of Default unless a Responsible Officer has actual knowledge or receives written notice of such Event of Default in accordance with Section 11.02 and such notice references the Securities and this Indenture.  If an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders of the Securities, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

(b) With respect to the Securities, except during the continuance of an Event of Default with respect to the Securities:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the loss, liability or expense that might be incurred by it in compliance with such request or direction.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee must also comply with Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing with respect to the Securities and the Trustee has notice of such Default as described in Section 7.01(a) hereof, the Trustee shall mail to Holders of the Securities a notice of the Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to mail such notice until 10 days after a Responsible Officer of the Trustee receives notice of such Default as described in Section 7.01(a) hereof.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines that withholding the notice is in the best interests of the Holders of the Securities.

Section 7.06 Reports by Trustee to Holders of the Securities.

Within 60 days after each January 31 beginning with the January 31 following the date of this Indenture, and for so long as the Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(1).  The Trustee also shall transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Except as otherwise provided in this Section 7.07, the Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its willful misconduct or gross negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which a Responsible Officer has received notice and for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company has been materially prejudiced by such failure.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time by notifying the Company in writing at least 10 days prior to the date of the proposed resignation  and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Discharge of Liability on Securities; Defeasance.

(a) This Indenture shall be discharged and will cease to be of further effect as to all outstanding Securities when:

(i)           either (A) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.09 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Securities not theretofore delivered to the Trustee for cancellation (1) have been called for redemption by reason of the mailing of a notice of redemption or otherwise and (2) will become due and payable at their Stated Maturity within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, on and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at redemption or maturity, as the case may be;

(ii)           the Company has paid all other sums payable under this Indenture; and

(iii)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied or waived.

(b) Subject to Section 8.01(c), the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“Legal Defeasance”) or (ii) its obligations under Article 10, Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 5.01(3) and 5.03 and Sections 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company and Subsidiary Guarantors only) and 6.01(h) (“Covenant Defeasance”) for the benefit of the Securities.  The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

If the Company exercises its Legal Defeasance option, payment of the Securities may not be accelerated because of an Event of Default.  If the Company exercises its Covenant Defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e) (with respect to all obligations described in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company and Subsidiary Guarantors only), 6.01(h) or because of the failure of the Company to comply with Section 5.01(3).  If the Company exercises its Legal Defeasance option or its Covenant Defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full.  Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

Section 8.02 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of Section 8.01 hereof to the Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit in trust (the “Defeasance Trust”) with the Trustee, for the benefit of the Holders, U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as evidenced by an Officers’ Certificate, for the payment of the principal of, premium, if any, on and interest on the outstanding Securities to the applicable Redemption Date or Stated Maturity, as the case may be;

(b) in the case of an exercise of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance Trust and Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance Trust and Legal Defeasance had not occurred;

(c) in the case of an exercise of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance Trust and Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance Trust and Covenant Defeasance had not occurred; and

(d) the Legal Defeasance or Covenant Defeasance, as applicable, shall not result in or constitute a Default or Event of Default under this Indenture.

Section 8.03 Deposited U.S. Dollars and U.S. Government Obligations to be Held in Trust.

Subject to Section 8.04 hereof, all U.S. dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee  pursuant to this Article 8 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of Restricted Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such discharged or defeased Securities, as the case may be, of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 8.04 Repayment to Company.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. dollars or U.S. Government Obligations held by it as provided in Section 8.02 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on or interest on any Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.05 Indemnity for U.S. Government Obligations.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. dollars or U.S. Government Obligations deposited pursuant to this Article 8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities so discharged or defeased.

Section 8.06 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Company makes any payment of principal of, premium, if any, on or interest on any such Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Securities.

Notwithstanding Section 9.02 hereof, the Company and the Trustee at any time and from time to time may amend this Indenture or enter into one or more indentures supplemental hereto without the consent of any Holder of a Security for any of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(3) to provide for the assumption by (i) a Successor Company of the obligations of the Company or (ii) a successor Subsidiary Guarantor of the obligations of any Subsidiary Guarantors, in each case under this Indenture and the Securities or its Subsidiary Guaranty, as applicable;

(4) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Securities or to surrender any right or power herein conferred on the Company or any Restricted Subsidiary;

(5) to add any additional Events of Default with respect to the Securities;

(6) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance or discharge of the Securities pursuant to Article 8; provided, however, that any such action shall not adversely affect the interests of the Holders of the Securities;

(7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(8) to add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or to secure the Securities;

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(10) to release a Subsidiary Guarantor from its Subsidiary Guaranty pursuant to the terms of this Indenture when permitted or required pursuant to the terms of this Indenture;

(11) to make any change that does not adversely affect the rights of any Holder of the Securities;

(12) to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” section of the Prospectus to the extent that such provision in the “Description of the Notes” section of the Prospectus was intended to be a verbatim recitation of a provision of this Indenture or the Securities; or

(13) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to the Holders of Securities a notice briefly describing such amendment.  Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of the amendment.

Section 9.02 With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Company and the Trustee may amend this Indenture or the Securities with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities), and, subject to Sections 6.04 and 6.07 hereof and except as otherwise provided below in this Section 9.02, any existing Default or Event of Default with respect to the Securities (other than a Default or Event of Default in the payment of the principal of, premium, if any, on or interest on such Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or such Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange for the Securities).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

The consent of the Holders of Securities under this Section 9.02 is not necessary to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment or waiver under this Indenture or the Securities by any Holder given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities a notice briefly describing such amendment.  Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of the amendment.

Notwithstanding anything provided herein or otherwise, without the consent of each Holder of an outstanding Security adversely affected thereby, an amendment or waiver under this Section 9.02 may not:

(1) reduce the aggregate principal amount of Securities the Holders of which must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed as described under Paragraph 5 of the Securities set forth on Exhibit A and (solely as it may relate to a redemption of the type described under Paragraph 5 of the Securities as set forth on Exhibit A) Article 3 above; provided that the notice period for redemption may be reduced to not less than three (3) Business Days with the consent of the Holders of a majority in principal amount of the Securities then outstanding if a notice of redemption has not prior thereto been sent to such Holders;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder of the Securities to receive payment of principal of, premium, if any, on and interest on such Holder’s Securities on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(7) make any change in the ranking or priority of any Security that would adversely affect the Holders of the Securities.

Notwithstanding anything herein or otherwise, the provisions under this Indenture relative to the Company’s obligation to make any offer to repurchase the Securities as a result of a Change of Control pursuant to Article 10 hereof may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

Section 9.03 Compliance with TIA.

Every amendment or waiver to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated.  The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

ARTICLE 10.

CHANGE OF CONTROL

(a) Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities as set forth in Paragraph 5 of the Securities set forth in Exhibit A and Article 3 above (but excluding Section 3.06), each Holder of Securities shall have the right to require that the Company repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of registered Holders of Securities on the relevant record date to receive interest due on the relevant date of repurchase).

(b) Within 30 days following any Change of Control (unless the Company has exercised its right to redeem the Securities as set forth in Paragraph 5 of the Securities set forth in Exhibit A and Article 3 above (but excluding Section 3.06)), the Company will cause a notice to be mailed to each Holder of the Securities at its registered address (the “Change of Control Offer”) stating:

(1)
that a Change of Control has occurred, the transaction or transactions that constitute the Change of Control and that such Holder has the right to require the Company to repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to but not including the date of purchase (subject to the right of registered Holders of the Securities on the relevant record date to receive interest due on the relevant date of purchase);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3)	the instructions, as determined by the Company, consistent with this Article 10, that a Holder of Securities must follow in order to have its Securities purchased.

(c) The Company will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company has exercised its right to redeem the Securities as described in Paragraph 5 of the Securities set forth on Exhibit A and Article 3 above (but excluding Section 3.06) unless and until there is a default in payment of the applicable Redemption Price.

(d) A Change of Control Offer may be made in advance of a Change of Control, and be conditional upon such Change of Control, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.

(e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article 10 by virtue of its compliance with such securities laws or regulations.

(f) In the event a Change of Control occurs at a time when the Credit Agreement or any other Credit Facility restricts or prohibits the Company from repurchasing Securities, then prior to the mailing of the notice to Holders of the Securities provided for above but in any event within 45 days following any Change of Control, the Company shall (a) repay in full all Indebtedness Incurred under the Credit Agreement and/or such other Credit Facility or, if doing so will allow the repurchase of Securities, offer to repay in full all Indebtedness Incurred under the Credit Agreement and/or such other Credit Facility and repay the Indebtedness of each lender or holder that has accepted such offer or (b) obtain the requisite consent under the agreements governing such Indebtedness Incurred under the Credit Agreement and/or such other Credit Facility to permit the repurchase of the Securities as provided for above.

(g) Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the repurchase date.  The Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the repurchase date a telegram, telex, facsimile transmission or letter sent to the address specified in Section 11.02 or set forth in the notice described in Section 10(b) setting forth the name of the Holder, the principal amount of the Security which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased.  Holders whose Securities are repurchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(h) Securities repurchased by the Company pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Company.  Securities repurchased by a third party pursuant to the preceding clause (c)(i) will have the status of Securities issued and outstanding.

ARTICLE 11.

MISCELLANEOUS

Section 11.01 TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 11.02 Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and sent electronically or delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

PVH Corp.
200 Madison Avenue
New York, NY  10016
Facsimile:  (212) 381-3970
Attention:  General Counsel

If to the Trustee:

U.S. Bank National Association
Two Midtown Plaza
1349 W. Peachtree Street, Suite 1050
Atlanta, GA 30309
Facsimile:  (404) 898-2467
Attention:  Jack Ellerin

The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed or sent electronically or by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication also shall be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary will have any liability for any obligations of the Company or any Subsidiary under the Securities, any Subsidiary Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

Section 11.08 Governing Law.

THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of December 20, 2012

PVH CORP.

By:    /s/ Dana Perlman
Name: Dana Perlman
Title: Treasurer and Senior Vice President, Business
Development and Investor Relations

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Jack Ellerin
                          Name:  Jack Ellerin
                     Title:  Vice President

[Signature Page to Indenture]

 EXHIBIT A

[Form of Face of Security]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CUSIP 693656 AA8

$___________

GLOBAL SECURITY

4.500% Senior Notes Due 2022

No.___

PVH CORP.

promises to pay to CEDE & CO. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto on December 15, 2022.

Interest Payment Dates:  June 15 and December 15, commencing on June 15, 2013.

Regular Record Dates:  June 1 and December 1.

Dated:  _______________, 20__.

PVH CORP.

By: _______________________________
                          Name:
                          Title:

                         By: _______________________________
  Name:
  Title:

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

 By: _______________________________
        Authorized Signatory

4.500% Senior Notes Due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

PVH Corp., a Delaware corporation (herein the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. the principal sum of $________ dollars on December 15, 2022, and to pay interest thereon from _________________, 20__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually at a fixed rate, on June 15 and December 15 in each year, commencing June 15, 2013, and at the Stated Maturity thereof, at the rate of 4.500% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate borne by the Securities on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment.

The Company will pay interest on the Securities on each June 15 and December 15 to the Persons who are registered Holders of the relevant Securities at the close of business on the June 1 or December 1 immediately preceding the applicable Interest Payment Date, even if such Securities are canceled after such applicable Regular Record Date and on or before such applicable Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to Defaulted Interest.  The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, provided, further, that payment may be made pursuant to the applicable procedures of the Depositary as permitted in the Indenture.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Restricted Subsidiaries may act in any such capacity.

4. Indenture.

This Security is one of a duly authorized issue of Securities of the Company issued and to be issued under an Indenture, dated as of December 20, 2012 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities are unsecured unsubordinated obligations of the Company.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Optional Redemption.

At any time prior to December 15, 2017, the Securities will be redeemable, in whole or in part, from time to time, at the Company’s option upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of registered Holders of the Securities on the related record date to receive interest due on the relevant Redemption Date).

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the yield to maturity of the Comparable Treasury Issue as of such Redemption Date.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of the Security; and

(2)	the excess, if any, of

(a)
the present value at such Redemption Date of (i) the Redemption Price of the Security at December 15, 2017 (such Redemption Price being set forth in the table appearing below), plus (ii) all required interest payments due on such Security through December 15, 2017 (excluding accrued but unpaid interest to but not including the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate, determined as of such Redemption Date, plus 50 basis points; over

(b)	the principal amount of such Security.

“Comparable Treasury Issue” means the United States Treasury security with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of comparable market data)) most nearly equal to the period from the Redemption Date to December 15, 2017; provided that, if such period is less than one year, the weekly average yield on actually traded United States Treasury security adjusted to a constant maturity of one year will be used.

On and after December 15, 2017, the Company will be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed in percentages of principal amount on the Redemption Date) set forth below, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of registered Holders of Securities on the related record date to receive interest due on the relevant Redemption Date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Period	Redemption Price of Securities
2017	102.250%
2018	101.500%
2019	100.750%
2020 and thereafter	100.000%

Prior to December 15, 2015, the Company may at its option on one or more occasions redeem the Securities in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities originally issued at a Redemption Price (expressed as a percentage of principal amount) of 104.500%, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of registered Holders of Securities on the related record date to receive interest due on the relevant Redemption Date), with the net cash proceeds from one or more Equity Offerings; provided that

(1) at least 65% of the aggregate principal amount of the Securities outstanding immediately prior to the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or any of its Subsidiaries), remains outstanding immediately after the occurrence of each such redemption; and

(2) each such redemption occurs within 90 days after the closing date of the related Equity Offering.

6. Special Mandatory Redemption.

If (1) the consummation of the Warnaco Acquisition does not occur on or before August 20, 2013 (the “End Date”) or (2) the Company notifies the Trustee in writing of its abandonment or termination of the Warnaco Merger Agreement or its determination that the consummation of the Warnaco Acquisition will not occur on or before the End Date (the earlier of the date of delivery of such notice and the End Date, the “Acquisition Deadline”), the Company shall redeem all and not less than all of the Securities then outstanding by a date no later than 10 days after the Acquisition Deadline (the “special mandatory redemption date”) at a Redemption Price equal to 100% of the aggregate principal amount of the Securities, plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date.

7. Denominations, Transfer, Exchange.

The Securities will be issued in fully registered book-entry form, without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Securities will be represented by one or more Global Securities registered in the name of the Depositary or a nominee of the Depositary.  So long as the Depositary, or its nominee, is the registered Holder and owner of this Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of the Securities for all purposes under the Indenture.  The Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary.  The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee (“participants”).  Ownership of beneficial interests in a Global Security will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Security).

Each Global Security is exchangeable for Securities in certificated form only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and the Company fails within 90 days thereafter to appoint a successor Depositary, (ii) the Company in its sole discretion determines that such Global Security shall be exchangeable or (iii) there shall have occurred and be continuing a Default with respect to the Securities represented by such Global Security.  In any such event the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities, will authenticate and deliver, Securities in certificated form in exchange for such Global Security.  In any such instance, an owner of a beneficial interest in either Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name.  Securities so issued in certificated form will be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof, and will be issued in registered form only, without coupons.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection therewith from the Holder requesting such transfer or exchange.

8. Persons Deemed Owners.

The registered Holder of a Security may be treated as its owner for all purposes.

9. Amendment, Supplement and Waiver.

Subject to certain exceptions, (a) the Indenture and the Securities may be amended with the consent of the Holders of a majority in principal amount of the Securities then outstanding and (b) any existing Default (other than a Default in the payment of the principal of, premium, if any, on, or interest on the Securities except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange for the Securities).

Without the consent of any Holder of the Securities, the Company and the Trustee may amend the Indenture to, among other things, (a) cure any ambiguity, omission, defect or inconsistency; (b) provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (c) to provide for the assumption by (i) a Successor Company of the obligations of the Company or (ii) a successor Subsidiary Guarantor of the obligations of any Subsidiary Guarantors, in each case under the Indenture and the Securities or its Subsidiary Guaranty, as applicable; (d) add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Securities or to surrender any right or power in the Indenture conferred on the Company or any Restricted Subsidiary; (e) add any additional Events of Default with respect to the Securities; (f) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance or discharge of the Securities pursuant to Article 8; provided, however, that any such action shall not adversely affect the interests of the Holders of the Securities; (g) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; (h) add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or to secure the Securities; (i) evidence and provide for acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; (j); release a Subsidiary Guarantor from its Subsidiary Guaranty pursuant to the terms of the Indenture when permitted or required pursuant to the terms of the Indenture; (k) make any change that does not adversely affect the rights of any Holder of the Securities; (l) to conform the text of the Indenture or the Securities to any provision of the “Description of the Notes” section of the Prospectus to the extent that such provision in the “Description of the Notes” section of the Prospectus was intended to be a verbatim recitation of a provision of the Indenture or the Securities; or (m) provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture.

10. Defaults and Remedies.

Events of Default include:  (a) a default in the payment of interest on the Securities when due, continued for 30 days; (b) a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise; (c) the failure by the Company to comply for 30 days after notice with its obligations under Article 5 of the Indenture; (d) the failure by the Company to comply for 45 days after notice with any of its obligations under Article 10 (other than a failure to purchase Securities) or Sections 4.08 (other than a failure to purchase Securities); (e) failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the Indenture; (f) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of such Indebtedness unpaid or accelerated exceeds $75.0 million; (g) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary; (h) a final, non-appealable judgment or order is rendered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, which requires the payment in money by the Company, a Subsidiary Guarantor or any Significant Subsidiary either individually or in the aggregate, of an amount (to the extent not covered by insurance) in excess of $75.0 million and such judgment or order remains unsatisfied, undischarged, unvacated, unbonded and unstayed for 60 days; or (i) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty or the Indenture) or a Subsidiary Guarantor denies or disaffirms its Obligations under its Subsidiary Guaranty.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary occurs and is continuing, the principal of and interest on all the Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security may pursue a remedy with respect to the Indenture or the Securities except as provided in the Indenture.  Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except in the case of a Default in the payment of principal of or interest on any Security) if and so long as a committee of its Responsible Officers determines that withholding notice is in the best interest of the Holders of the Securities.  Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, on or interest on the Securities (including in connection with an offer to repurchase) (provided, however, that pursuant to Section 6.02 of the Indenture the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether the signers know of any Default that occurred during the previous fiscal year.  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a Default under the Indenture, its status and what action the Company is taking or proposes to take in respect thereof.

11. Trustee Dealings with Company.

The Trustee, in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliates of the Company with the same rights it would have if it were not Trustee.

12. No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary will have any liability for any obligations of the Company or any Subsidiary under the Securities, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of the Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

13. Governing Law.

THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

14. Authentication.

This Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee.

15. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers.

The Company has caused CUSIP numbers to be printed on the Securities and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

PVH Corp.
200 Madison Avenue
New York, NY  10016
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him or her.

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $_________. The following exchanges of a part of this Global Security for an interest in another Global Security or for a certificated Security, or exchanges of a part of another Global Security or certificated Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Custodian